Exhibit 10.1

FIFTH AMENDMENT TO CREDIT AGREEMENT

This FIFTH AMENDMENT TO CREDIT AGREEMENT dated as of April 25, 2013 (the “Amendment”) is entered into among Spark Networks USA, LLC, a Delaware limited liability company (the “Borrower”), Sparks Networks, Inc., a Delaware corporation (the “Parent”), the Subsidiary Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Parent, the Lenders and Bank of America, N.A., as Administrative Agent entered into that certain Credit Agreement dated as of February 14, 2008 (as amended and modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement as set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments. The Credit Agreement is hereby amended as follows:

(a) Section 7.12(b) of the Credit Agreement is hereby amended to read as follows:

(b) Minimum Consolidated Adjusted EBITDA. Permit the Consolidated Adjusted EBITDA for each fiscal quarter of the Parent ending on the last day of each fiscal quarter set forth below to be less than the corresponding amount set forth below:

Fiscal Quarter Ending	Minimum Consolidated Adjusted EBITDA
March 31, 2013	($5,000,000)

June 30, 2013	($2,750,000)

September 30, 2013	($2,750,000)

December 31, 2013 and each fiscal quarter ending thereafter	($1,250,000)

(b) Section 7.12(e) of the Credit Agreement is hereby amended to read as follows:

(e) Minimum Consolidated Net Liquidity. Permit the Consolidated Net Liquidity at any time to be less than the corresponding amount set forth below:

Period	Minimum Consolidated Net Liquidity
January 1, 2013 through and including June 30, 2013	$3,500,000

Thereafter	$2,000,000

(c) Section 7.12(f) of the Credit Agreement is hereby amended to read as follows:

(f) Minimum Consolidated Revenues. Permit the Consolidated Revenues for each fiscal quarter of the Parent to be less than the corresponding amount set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Minimum Consolidated Revenues
March 31, 2013 and June 30, 2013	$15,000,000

September 30, 2013 and each fiscal quarter ending thereafter	$16,000,000

2. Conditions Precedent. This Amendment shall be effective upon satisfaction of the following conditions precedent:

(a) The Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, the Guarantors, the Required Lenders and the Administrative Agent.

(b) The Administrative Agent shall have received (i) the amendment fee as agreed between the Administrative Agent and the Borrower and (ii) any other reasonable fees and expenses owing to the Administrative Agent, including fees of counsel to the Administrative Agent.

3. Reaffirmation of Credit Agreement. The Credit Agreement and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Amendment is a Loan Document.

4. Reaffirmation of Guaranties. Except as expressly provided herein, each Guarantor hereby (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents to which it is a party, (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Guarantor’s obligations under the Loan Documents to which it is a party and (d) each Guarantor agrees that the Subsidiary Guaranty and the Parent Guaranty, as applicable, remains effective with respect to the new Borrower.

5. Reaffirmation of Security Interests. Except as expressly provided herein, each Loan Party (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (b) agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.

6. Representations and Warranties/No Default.

(a) By its execution hereof, each Loan Party hereby certifies that after giving effect to this Amendment:

(i) each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct in all material respects as of the date hereof as if fully set forth herein, except:

(A) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date;

(B) the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement;

(C) that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects as of the date hereof (subject to clause (A) above); and

(ii) no Default or Event of Default has occurred and is continuing as of the date hereof or would result after giving effect to the transactions contemplated hereunder.

(b) By its execution hereof, each Loan Party hereby represents and warrants that such Person has all requisite power and authority and has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Amendment and each other document executed in connection herewith to which it is a party in accordance with their respective terms.

(c) This Amendment and each other document executed in connection herewith has been duly executed and delivered by the duly authorized officers of each Loan Party, and each such document constitutes the legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms.

7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other secured electronic format (.pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

SPARK NETWORKS USA, LLC, as Borrower

By:	/s/ Brett Zane
Name:	Brett Zane
Title:	CFO

SPARK NETWORKS, INC., as Parent

By:	/s/ Brett Zane
Name:	Brett Zane
Title:	CFO

LOV USA, LLC, as Subsidiary Guarantor

By:	/s/ Brett Zane
Name:	Brett Zane
Title:	CFO

MINGLEMATCH, INC., as Subsidiary Guarantor

By:	/s/ Brett Zane
Name:	Brett Zane
Title:	Treasurer

HURRYDATE, LLC, as Subsidiary Guarantor
	By:	LOV USA, LLC, its Sole Member

By:	/s/ Brett Zane
Name:	Brett Zane
Title:	CFO

SN EVENTS, INC., as Subsidiary Guarantor

By:	/s/ Brett Zane
Name:	Brett Zane
Title:	CFO

KIZMEET, INC., as Subsidiary Guarantor

By:	/s/ Brett Zane
Name:	Brett Zane
Title:	CFO

SPARK NETWORKS USA, LLC
4	FIFTH AMENDMENT TO CREDIT AGREEMENT

SN HOLDCO, LLC, as Subsidiary Guarantor

	By:	/s/ Brett Zane
	Name:	Brett Zane
	Title:	CFO

ADMINISTRATIVE
AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Julie Yamauchi
	Name:	Julie Yamauchi
	Title:	Senior Vice President

LENDERS:	BANK OF AMERICA, N.A.,
as Lender, L/C Issuer and Swing Line Lender

	By:	/s/ Julie Yamauchi

	Name:	Julie Yamauchi
	Title:	Senior Vice President

SPARK NETWORKS USA, LLC
5	FIFTH AMENDMENT TO CREDIT AGREEMENT